UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 2, 2012 (April 26, 2012)

OMNICELL, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-33043	94-3166458
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

1201 Charleston Road

Mountain View, CA 94043

(Address of principal executive offices, including zip code)

(650) 251-6100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On April 26, 2012, Omnicell, Inc. (“Omnicell”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with MedPak Holdings, Inc. (“MedPak”), Mercury Acquisition Corp, and Excellere Capital Management, LLC contemplating the acquisition of MedPak by Omnicell. MedPak is the privately-held parent company of MTS Medication Technologies, Inc., a worldwide provider of medication adherence packaging systems and solutions. The Merger Agreement provides for the merger of Mercury Acquisition Corp, a newly formed Omnicell subsidiary, with and into MedPak, with MedPak surviving the merger as a wholly-owned subsidiary of Omnicell. The contemplated acquisition is valued at approximately $156.0 million, subject to certain adjustments and including approximately $13.26 million in cash that would be placed in an escrow fund at the closing of the transaction, which would ultimately be distributed to MedPak’s stockholders (subject to claims that Omnicell may make against the escrow fund for indemnification and other claims following the closing). The closing of the acquisition is subject to customary closing conditions, including the expiration of the applicable Hart-Scott-Rodino Act waiting period.

A copy of the press release announcing the execution of the Merger Agreement is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The foregoing description of the Merger Agreement in this Current Report on Form 8-K is qualified in its entirety by reference to the full text of such agreement referenced as Exhibit 2.1, which is incorporated by reference herein.  The Merger Agreement contains representations and warranties that Omnicell and MedPak made solely to each other as of specific dates. Those representations and warranties were made solely for purposes of the Merger Agreement and may be subject to important qualifications and limitations agreed to by Omnicell and MedPak.  Moreover, some of those representations and warranties may not be accurate or complete as of any specified date, may be subject to a standard of materiality provided for in the Merger Agreement and have been used for the purpose of allocating risk among Omnicell and MedPak rather than establishing matters as facts.

The proposed acquisition of MedPak was reviewed and approved by Omnicell’s Board of Directors.  Prior to approving the transaction, Omnicell’s Board of Directors received, from an internationally recognized investment bank, an opinion that as of the date of such opinion, and subject to the assumptions and limitations set forth therein, the aggregate consideration to be paid by Omnicell in the merger is fair to Omnicell, from a financial point of view.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

2.1                                                                                 Agreement and Plan of Merger, dated as of April 26, 2012, by and among Omnicell, Inc., Mercury Acquisition Corp, MedPak Holdings, Inc., and Excellere Capital Management, LLC.

99.1                                                                           Press release issued by Omnicell, Inc. on May 2, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

OMNICELL, INC.

Dated: May 2, 2012	By:	/s/ Dan S. Johnson
Dan S. Johnston
Vice President and
General Counsel

EXHIBIT INDEX

Exhibit Number	Exhibit Title or Description

2.1	Agreement and Plan of Merger, dated as of April 26, 2012, by and among Omnicell, Inc., Mercury Acquisition Corp, MedPak Holdings, Inc., and Excellere Capital Management, LLC.

99.1	Press release issued by Omnicell, Inc. on May 2, 2012.